AMENDMENT TO FUND
                             PARTICIPATION AGREEMENT
                                      AMONG
                           SELIGMAN PORTFOLIOS, INC.,
                             SELIGMAN ADVISORS, INC.
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

            For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the May 1, 2000 Fund Participation Agreement, as amended (the "Agreement"), among Seligman Portfolios, Inc. (the "Funds"), Seligman Advisors, Inc. and Jefferson National Life Insurance Company (the "Insurance Company") as follows:

            1. Schedule A thereto is hereby deleted in its entirety and replaced with Schedule A attached hereto.

            2. All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2006

                             SELIGMAN PORTFOLIOS, INC.

                             By: /s/
                                --------------------------------

                             Name:
                             Title:


                             SELIGMAN ADVISORS, INC.

                             By: /s/
                                --------------------------------

                             Name
                             Title

                             JEFFERSON NATIONAL LIFE INSURANCE
                             COMPANY

                             By: /s/
                             --------------------------------

                             Name: Craig A. Hawley
                             Title: General Counsel & Secretary

                                   SCHEDULE A

SEPARATE ACCOUNTS:                           FORM:

Jefferson National Life Annuity Account C    22-4025 (Individual)
                                             32-4000 (Group)
Jefferson National Life Annuity Account E    22-4047/32-4003 (Achievement)
                                             22-4048/32-4002 (Educator)
Jefferson National Life Annuity Account F    22-4061
Jefferson National Life Annuity Account G    22-4056
                                             JNL-2300; JNL-2300-1
Jefferson National Life Annuity Account H    CVIC-2000 or -2001 (state specific)
Jefferson National Life Annuity Account I    CVIC-2004 or -2005 (state specific)
Jefferson National Life Annuity Account J    JNL-2100
Jefferson National Life Annuity Account K    JNL-2200
Jefferson National Variable Account L